UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 12, 2011

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland  21061
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Glen Burnie Bancorp (the “Company”) was held on May 12, 2011.  The matters submitted to the stockholders for a vote were: (i) the election of four directors; and (ii) the authorization to accept the recommendation of the Company’s Audit Committee with respect to the selection of TGM Group LLC as the Company’s independent auditing firm for the Company’s fiscal year ending December 31, 2011.  The nominees submitted for election as directors were John E. Demyan, Charles Lynch, Jr., F. W. Kuethe, III, and Mary Lou Wilcox.

The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold
John E. Demyan	1,575,335	662,357
Charles Lynch, Jr.	1,853,309	384,383
F. W. Kuethe, III	1,576,963	660,729
Mary Lou Wilcox	1,828,967	408,725

As a result, all of the nominees were elected to serve as directors for terms of three years each and until their successors are duly elected and qualified.  Directors not up for re-election and continuing in office after the Meeting are: Shirley E. Boyer, Thomas Clocker, Norman E. Harrison, F. William Kuethe, Jr., Michael G. Livingston, Edward L. Maddox, William N. Scherer, Sr., and Karen B. Thorwarth, and .

At the Meeting, the Company was authorized to accept the recommendation of the Company’s Audit Committee with respect to the selection of TGM Group LLC as the Company’s independent auditing firm for the Company’s fiscal year ending December 31, 2011, with 2,228,278 shares voting in favor of the measure, 8,055 shares voting against authorization, and 1,359 shares abstaining.

Item 8.01.	Other Events

The amount of compensation paid to one of the Company’s directors as set forth in the Company’s Proxy Statement with respect to the Company’s Annual Meeting held on May 12, 2011, was overstated.  The corrected information is set forth below.

Director’s Fees.  Currently, all directors are paid a fee of $1,000 for each combined regular or special meeting of the Company and the Bank attended, with fees paid for one excused absence.  In addition to the foregoing director’s fees, Mr. Demyan is compensated at the rate of $35,000 per annum for the additional responsibilities of serving as the Chairman of the Board.  Directors (other than F. William Kuethe, Jr., Mr. Demyan and Mr. Livingston who receive no fees for committee meetings) are paid an additional $300 chairman fee or $200 member fee, as applicable, for each committee meeting.  Directors are also eligible for annual bonuses.

Executive and Director Deferred Compensation Plan.  The Bank’s Executive and Director Deferred Compensation Plan was terminated effective December 31, 2008, at which time two directors participated in this plan.  Under the terms of the plan, participating directors could elect to defer all or a portion of their fees on a pre-tax basis.  Deferred fees are held in a trust account and invested as directed by the participant.  Participants are fully vested in their accounts at all times and may elect to have their accounts paid out in a lump sum or in equal installments over a period of five, ten or fifteen years beginning on a date no earlier than three years after the initial deferral election.  Upon a participant’s death, any amounts remaining in their account will be paid to their beneficiaries.

Director Health Plan.  The Bank’s Director Health Plan was terminated on December 31, 2006 with the participation of one director grandfathered into the Bank’s employee health plan.  Under the terms of the health plan, the Bank pays 80% of the premiums for participating directors and their spouses.

The following table summarizes the compensation paid to directors other than those included in the Summary Compensation Table in the Proxy Statement, for the fiscal year ended December 31, 2010:

Name (a)	Fees Earned or Paid in Cash(1) (b)	All Other Compensation (g)	Total (h)

Thomas Clocker	$21,500	--	$21,500
William N. Scherer, Sr.	$22,400	--	$22,400
Karen B. Thorwarth	$21,100		$21,100
John E. Demyan(2)	$57,385	$14,275	$71,660
F. William Kuethe, Jr. (3)	$91,300	$16,594	$107,894
Charles Lynch, Jr.	$17,900	--	$17,900
F. W. Kuethe, III	$27,000	--	$27,000
Mary Lou Wilcox	$17,700	--	$17,700
Shirley E. Boyer	$21,600	--	$21,600
Norman E. Harrison	$21,100	--	$21,100
Edward L. Maddox	$18,900	--	$18,900

(1)	Includes a $2,700 year-end bonus paid to each Director other than Mr. Demyan.
(2)
Mr. Demyan’s fees earned includes a $15,000 year-end bonus, and his other compensation consists of: $6,545 employee health plan benefits (including health and dental); $2,901 as a 5% employer contribution, $647 as an employer matching contribution, and $3,197 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $651 for term life insurance benefits, $294 for disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

(3)
Mr. Kuethe’s fees earned includes a $15,000 year-end bonus, and his other compensation consists of: $4,565 as a 5% employer contribution, $1,080 as an employer matching contribution, and $5,029 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $4,300 for term life insurance benefits, $1,580 for disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP (Registrant)

Date: May 13, 2011	By:	/s/ Michael G. Livingston
Michael G. Livingston
Chief Executive Officer